EXHIBIT 99.2

First Quarter 2003 Financial Review Comerica Incorporated April 16, 2003

Safe Harbor Statement This presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "intend", "estimate", "project", "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of the Company's revenues, earnings or other measures of economic performance, including statements of profitability of business segments and subsidiaries, estimates of credit quality trends and global stability. Such statements reflect the view of Comerica's management, as of the date of this Presentation, with respect to future events and are subject to risks and uncertainties, such as changes in Comerica's plans, objectives, expectations and intentions and do not purport to speak as of any other date. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed in this Presentation. Factors that could cause or contribute to such differences are the impact of the war in Iraq, changes in the pace of an economic recovery, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries in which Comerica has a concentration of loans, changes in political, economic and regulatory stability in countries where Comerica operates, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made in this Presentation. Comerica does not undertake to update forward-looking statements to reflect circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the first quarter 2003 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Income Statement Loan Growth Credit Quality Deposit Growth Capital Management Outlook Questions & Answers

Highlights

Net Interest Income & Margin Net Interest Income down $22 MM (4%) from 4Q02 to $511 MM Net Interest Margin down 11 basis points from 4Q02 to 4.30%: Restructuring of securities portfolio (5 bps) Compressed loan spreads (4 bps) 1Q02 2Q02 3Q02 4Q02 1Q03 0.0477 0.0456 0.0446 0.0441 0.043

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Shared National Credits Overall exposure reduced Pursuing relationship-focused business Leveraging key relationships - significant fee potential

Credit Quality Non-Performing Assets NPAs by Line of Business: Middle Market 43% Large Corporate 15% Global Finance 14% Small Business 9% Com'l Real Estate 7% Michigan & Other Businesses California Texas International 0.5075 0.2787 0.0661 0.1477 Michigan & Other States 51% California 28% Texas 6% International 15%

Three Months Ended $ in millions. Net change for balances <$2 MM, other than loan charge-offs, included in Payments / Other. Credit Quality Non-Performing Loans

Credit Quality - Net Charge Offs NCOs by Line of Business: Middle Market 47% Large Corporate 23% Global Finance 19% Small Business 5% Tech & Life Sciences 3% Michigan & Nat'l Businesses California Texas International 0.486 0.268 0.049 0.197 Texas 5% International 20% California 27% Michigan & Other States 48%

Credit Quality by Industry Concentration of NPAs: Manufacturing 19% Professional Svcs 11% Real Estate 10% Transportation 9% Automotive 9% Concentration of NCOs: Technology-related 16% Manufacturing 16% Automotive 14% Finance 7% Entertainment 7%

Credit Quality - Reserves 1Q03 $34 MM 4Q02 $35 MM 3Q02 $31 MM 2Q02 $21 MM 1Q02 $18 MM *Included in Accrued Expenses and Other Liabilities on balance sheet. 1Q02 2Q02 3Q02 4Q02 1Q03 0.016 0.018 0.0182 0.0187 0.0188 Allowance ($millions) $652 $741 $758 $791 $801 Allowance for Credit Losses on Lending - Related Commitments*

Credit Trends 1Q02 2Q02 3Q02 4Q02 1Q03 0.0164 0.0155 0.0154 0.0137 0.0151 1Q02 2Q02 3Q02 4Q02 1Q03 0.98 1.16 1.18 1.36 1.25

Deposit Growth

Capital Management Estimated capital ratios: Tier 1 common 7.44% Tier 1 8.09% Total risk-based 11.70% Common shareholder's equity: $5.0 billion 3.5 Million shares ($210 million) repurchased in 2002 - no shares repurchased in 1Q 2003

Second Quarter 2003 Outlook Modest loan growth Lower net interest margin Credit quality similar to first quarter Expense pressures driven by pension costs, the expensing of stock options and our enterprise-wide risk management program

Questions & Answers Ralph Babb, Chairman, President & CEO Beth Acton, Executive Vice President & CFO & Helen Arsenault, Director of Investor Relations